UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2010

MAN SHING AGRICULTURAL HOLDINGS, INC.
 (Exact Name of Registrant as Specified in Charter)

Nevada	000-53146	98-0660577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 1005, 10/F, Tower B
Hunghom Commercial Centre
37 Ma Tau Wai Road, Hunghom
Kowloon, Hong Kong
 (Registrant’s Address)

Registrant’s telephone number, including area code: (86) 536-4644888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 14, 2010, Man Shing Agricultural Holdings, Inc. (the “Company” or the “Registrant”) entered into amendments (“Amendment No. 1”) to those certain securities purchase agreements (each an “Agreement” and together the “Agreements”) with each of International Investment (Hong Kong) Trading Group Company Limited, Liu Ling Ling, Yang Shao Bin, Sea Dragon Investments Limited, and Hong Kong Investment Group Limited (each an “Investor” and together the “Investors”) pursuant to which the Investors agreed to purchase an aggregate of 10,000,000 shares of common stock of the Company, par value $0.001 (the “Common Stock”), for consideration of $0.40 per share of Common Stock (an aggregate of $4,000,000). Pursuant to Amendment No. 1, each Investor has agreed to amend the Closing Date under each such Investor’s Agreement to be seven (7) days following the date that 3,358,250 preferred shares of the Company registered in the name of Shili Liu (the “Shili Liu Preferred Shares”), Chairman and President of the Company, have been cancelled.

Pursuant to that certain Cancellation Agreement (the “Cancellation Agreement”) dated as of November 14, 2010 by and between the Company and Shili Liu, Shili Liu has agreed to the cancellation of the Shili Liu Preferred Shares on or before November 15, 2010, and Shili Liu has agreed to indemnify each Investor for any resulting damages if the Shili Liu Preferred Shares have not been cancelled on or before November 15, 2010.

A form of the Agreement was filed as an exhibit to the Company’s Current Report on Form 8-K on September 16, 2010 and is incorporated herein by reference. A form of Amendment No. 1 and a copy of the Cancellation Agreement are filed herewith as Exhibits 10.1 and 10.2, respectively. All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Agreements.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1 – Form of Amendment No. 1 to Securities Purchase Agreement, dated as of November 14, 2010, by and among the Company and the Investors
Exhibit 10.2 – Cancellation Agreement, dated as of November 14, 2010, by and between the Company and Shili Liu

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 18, 2010	MAN SHING AGRICULTURAL HOLDINGS, INC.

	By:	/s/ Shili Liu
Shili Liu
Chairman and President

EXHIBIT INDEX

Exhibit 10.1 – Form of Amendment No. 1 to Securities Purchase Agreement, dated as of November 14, 2010, by and among the Company and the Investors
Exhibit 10.2 – Cancellation Agreement, dated as of November 14, 2010, by and between the Company and Shili Liu